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                                                                   Exhibit 23.03



                        CONSENT OF INDEPENDENT AUDITORS



As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K/A, into ATMI, Inc.'s previously filed Registration Statements File Nos. 33-77060, 33-93048, 333-49561, 333-56349, 333-
55827, 333-82089 and 333-94641. We also consent to the application of our report to the schedule labeled "Valuation and Qualifying Accounts" as of the date and period covered by our report.


                                         /s/ ARTHUR ANDERSEN LLP


Chicago, Illinois
March 28, 2000